EXHIBIT 23.1





                         Consent of Independent Auditors



Board of Directors
Global Med Technologies, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 333-28155, No. 333-39193, No. 333-45031 and No. 333-69851) on Form S-8 of Global
Med Technologies, Inc. and subsidiary of our report dated April 9, 1999, relating to the consolidated balance sheet of Global Med Technologies, Inc. and subsidiary as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended, which report appears in the December 31, 1999, annual report on Form 10-KSB of Global Med Technologies, Inc. and subsidiary.


                                                          /s/ KPMG LLP
                                                          KPMG LLP



Denver, Colorado
April 27, 2000